                     SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ' 240.14a-11(c) or  ' 240.14a-12


                                METALS USA, INC.
                           ---------------------------

                (Name of Registrant as Specified In Its Charter)


                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
      2)   Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
      4)   Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
      5)   Total fee paid:

           ---------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

           ---------------------------------------------------------------------
      2)   Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------
      3)   Filing Party:

           ---------------------------------------------------------------------
      4)   Date Filed:

           ---------------------------------------------------------------------

[METALS USA LOGO]



                                April 22, 2002



To Our Stockholders:

      On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Metals USA, Inc. to be held on Wednesday, May 22, 2002, at 10:00 a.m. at The Omni Hotel, Four Riverway, Houston, Texas 77056. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company's 2001 Annual Report and Form 10-K which are not a part of the proxy materials, are also enclosed and provide additional information regarding the financial results of the Company for the year ended December 31, 2001.

      We hope that you will be able to attend the Annual Meeting. Your vote is important. Whether you plan to attend or not, please execute and return the proxy card in the enclosed envelope, or vote electronically as described on the proxy card, so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

      We are pleased to offer stockholders the opportunity to receive future annual reports and proxy materials electronically over the Internet. You can consent to participate in this program in the future as described on the enclosed proxy card.

      We look forward to seeing you at the meeting.


                                Sincerely,

                                /s/ J. MICHAEL KIRKSEY
                                J. Michael Kirksey
                                Chairman, Chief Executive Officer and President





------------------------------------------------------------------------------
       Three Riverway Suite 600 Houston, Texas 77056 Tel (713) 965-0990
                 Fax (713 ) 965-0067 Toll Free (888)871-8701

[METALS USA LOGO]



                               METALS USA, INC.
                           Three Riverway, Suite 600
                             Houston, Texas 77056

                               ------------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2002

                               ------------------



TO THE STOCKHOLDERS:

      The 2002 Annual Meeting of Stockholders of Metals USA, Inc., (the "Company"), will be held at The Omni Hotel, Four Riverway, Houston, Texas 77056 at 10:00 a.m. on Wednesday, May 22, 2002, for the following purposes:

      1. To elect two Class II directors of the Company to hold office until the third succeeding annual meeting of stockholders after their election (the 2005 Annual Meeting) and until their respective successors shall have been elected and qualified.

      2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      The holders of record of the Company's Common Stock at the close of business on April 17, 2002 are entitled to notice of and to vote at the meeting with respect to all proposals. We urge you to sign and date the enclosed proxy card and return it promptly by mail in the enclosed envelope, or vote electronically as described on the proxy card, whether or not you plan to attend the meeting in person. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.


                                    By Order of the Board of Directors,


                                    /s/ JOHN A. HAGEMAN
                                    John A. Hageman
                                    Secretary
Houston, Texas
April 22, 2002



------------------------------------------------------------------------------
       Three Riverway Suite 600 Houston, Texas 77056 Tel (713) 965-0990
                 Fax (713 ) 965-0067 Toll Free (888)871-8701

                               METALS USA, INC.
                           Three Riverway, Suite 600
                             Houston, Texas 77056

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

                            MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2002



                                   GENERAL

      This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Metals USA, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders and any postponement or adjournment thereof (the "Annual Meeting") to be held at The Omni Hotel, Four Riverway, Houston, Texas 77056 at 10:00 a.m. on Wednesday, May 22, 2002 for the purposes set forth in the notice attached hereto. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 22, 2002.

RECORD DATE AND VOTING SECURITIES

      The Board of Directors has fixed the close of business on April 17, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 36,509,972 shares of its Common Stock, par value $.01 per share ("Common Stock"). No other class of voting securities of the Company is outstanding. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. A proxy will be voted in the manner specified on the proxy, or if no manner is specified, will be voted in favor of the proposals set forth in the notice attached hereto.

      The presence of the holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting, either in person or represented by properly executed or electronic proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Abstentions are counted as "shares present" at the meeting for purposes of determining the presence of a quorum while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered "shares present" with respect to any matter.

      The election of directors will be determined by a plurality of the votes cast at the meeting by holders of shares of Common Stock. Accordingly, abstentions will have no effect on the outcome of the election of directors. Cumulative voting for the election of directors is not permitted.

REVOCATION OF PROXY

      Stockholders submitting proxies may revoke them at any time before they are voted (i) by notifying John A. Hageman, Secretary of the Company, in writing of such revocation, (ii) by execution of a subsequent proxy sent to Mr. Hageman, or (iii) by attending the Annual Meeting in person and voting in person. Notices to Mr. Hageman referenced in (i) and (ii) should be directed to John A. Hageman, Secretary, Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056. Stockholders who submit proxies and attend the meeting to vote in person are requested to notify Mr. Hageman at the Annual Meeting of their intention to vote in person at the Annual Meeting.

SOLICITATION EXPENSES

      The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

      The Company's Annual Report and Form 10-K are being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report and Form 10-K do not constitute a part of the proxy solicitation material.



                      ELECTION OF DIRECTORS (PROPOSAL 1)

      The Company's Amended and Restated Certificate of Incorporation provides for three classes of Directors as nearly equal in number as possible. The term of office of Class II directors expires at the 2002 Annual Meeting, the term of office of Class III directors expires at the 2003 Annual Meeting (I.E., one year of the term remaining), and the term of office of Class I directors expires at the 2004 Annual Meeting (I.E., two years of the term remaining). The Class II directors whose terms will expire at the 2002 Annual Meeting are Arnold W. Bradburd and Richard H. Kristinik, all of whom have been nominated and have agreed to stand for reelection at the 2002 Annual Meeting. Each director or nominee named below was a director of the Company at the time the Company filed a petition under the federal bankruptcy laws on November 14, 2001.

NOMINEES FOR ELECTION

      CLASS II - TERMS EXPIRING AT 2002 ANNUAL MEETING

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. BRADBURD AND KRISTINIK AS DIRECTORS TO HOLD OFFICE UNTIL THE 2005 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS OTHERWISE SPECIFIED.

      Arnold W. Bradburd, 77, has been a director of the Company since July 1997, and served as Chairman of the Board of Directors of the Company from October, 1999 until February 2001. From July 1997 until October 1999, Mr. Bradburd was Vice-Chairman of the Board of Directors. Mr. Bradburd was employed by one of the Company's original founding subsidiaries from 1974 to 1998, serving as chairman of its board and as its chief executive officer from 1979 to 1998. Mr. Bradburd has served as National Secretary of the Association of Steel Distributors and as Chairman of the Steel Service Center Institute.

      Richard H. Kristinik, 63, has been a director of the Company since July 1997. He was Chairman of the Board and Chief Executive Officer of Coach USA, Inc. from March 1996 until his retirement in November 1998 and served as a board member until April 1999. Coach USA, Inc. is a transportation services company.

      The two nominees receiving the greatest number of votes cast will be elected as Class II directors, regardless of the number of shares, if any, withheld from voting for the election of such nominees.

INCUMBENT DIRECTORS

      CLASS I - TERMS EXPIRING AT 2004 ANNUAL MEETING

      Steven S. Harter, 40, has been a director of the Company since July 1996. Mr. Harter is the President of Notre Capital Ventures III, LLC and Notre Capital Ventures II, LLC. Prior to becoming President of these entities, Mr. Harter was Sr. Vice President of Notre Capital Ventures I, Ltd. ("Notre"). The Notre entities listed are venture capital organizations. From April 1989 to 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc., an environmental services company. Mr. Harter also serves as a member of the Board of Directors of Comfort Systems USA, Inc. Comfort Systems is a provider of heating, ventilation and air conditioning systems in the mechanical services industry.

      J. Michael Kirksey, 46, has been a director of the Company since April 1997 and has served as Chief Executive Officer since 1999 and Chairman of the Board of Directors since February 2001. He assumed the title of President on February 4, 2002. From October, 1999 until February 2001, Mr. Kirksey served as President of the Company. Mr. Kirksey served as Senior Vice President and Chief Financial Officer of the Company from December 1996 until October 1999. From 1995 to February 1997, Mr. Kirksey was Director - Business Development and Acquisitions of Keystone International, Inc., a manufacturer of valves and flow control systems.

      William L. Transier, 47, has been a director of the Company since May 1999. Mr. Transier has been Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. ("Ocean") since March 1999 and served as Chief Financial Officer of Seagull Energy Corporation from April 1996 until it merged with Ocean in March 1999. Ocean Energy is an independent energy company engaged in exploration development and production of oil and natural gas. Mr. Transier is also a member of the Board of Directors of Cal Dive International, Inc., an energy services company.

      CLASS III - TERMS EXPIRING AT 2003 ANNUAL MEETING

      Franklin Myers, 49, has been a director of the Company since May 1999. Mr. Myers has been Senior Vice President of Cooper Cameron Corporation ("Cooper Cameron") since April 1995. Mr. Myers was General Counsel of Cooper Cameron from 1995 until 1999. Cooper Cameron is a manufacturer of pressure control systems primarily used in the oil and gas industry. Mr. Myers currently serves as a member of the Board of Directors of Reunion Industries, Inc. and Input/Output, Inc. To comply with the Company's Charter and Bylaws, Mr. Myers was made a Class III director in February 2002 by the Board of Directors.

      T. William Porter, 60, has been a director of the Company since July 1997. He is the Chairman of Porter & Hedges, L.L.P., a Houston, Texas law firm, of which Mr. Porter has been a partner since it was founded in 1981. Mr. Porter is also a member of the Board of Directors of Gundle/SLT Environmental, Inc., a manufacturer and installer of geosynthetic lining products and U.S. Concrete, Inc., a provider of ready-mixed concrete and related products to the construction industry.


                       GENERAL INFORMATION WITH RESPECT
                           TO THE BOARD OF DIRECTORS

MEETINGS

      During the year ended December 31, 2001, the Board of Directors held 13 meetings. During 2001, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. As of March 31, 2002, there are three standing committees of the Board of Directors.

COMMITTEES OF THE BOARD

      AUDIT COMMITTEE. As of March 31, 2002, the Audit Committee consists of William L. Transier (Chairman), Steven S. Harter and Richard H. Kristinik. The Audit Committee: (i) makes recommendations to the Board of Directors with respect to the independent auditors who conduct the annual examination of the Company's accounts; (ii) reviews the scope of the annual audit and meets periodically with the Company's independent auditors to review their findings and recommendations; (iii) reviews quarterly financial information and earnings releases prior to dissemination to the public; (iv) approves major accounting policies or changes thereto; and (v) oversees management's review of principal internal controls to assure that the Company is maintaining a sound and effective system of financial controls. During 2001, the Audit Committee held 5 meetings. Each of the members of the Audit Committee is independent as defined under the rules and regulations of the U.S. Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors of the Company, a copy of which is attached as Appendix A to this proxy statement.

      COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE. As of March 31, 2002, the Compensation and Management Development Committee consists of Franklin Myers (Chairman), Steven S. Harter and T. William Porter. Mr. Myers was appointed to the Committee in February 2002. The Compensation and Management Development Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This committee also performs the duties of administration with respect to the Company's incentive compensation plan. See "Report of Compensation and Management Development Committee on Executive Compensation." During 2001, the Compensation and Management Development Committee held one meeting.

      NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. As of March 31, 2002, the Nominating and Corporate Governance Committee consists of T. William Porter (Chairman), Arnold W. Bradburd and Franklin Myers. The Nominating and Corporate Governance Committee reviews the size and composition of the Board of Directors, designates new directors by class, interviews new director candidates and makes recommendations with respect to nominations for the election of directors. The Nominating and Corporate Governance Committee also considers nominees recommended by shareholders of the Company. Recommendations for nominees for election in 2003 must be submitted in writing by January 20, 2003, to John A. Hageman, Secretary of Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056. The submitted recommendations must be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee affirming that they will agree to serve as a Director of the Company if elected by the shareholders. During 2001, the Nominating and Corporate Governance Committee did not hold any meetings.


DIRECTORS' COMPENSATION

      During 2001, each non-employee director was paid a retainer of between $3,750 and $5,000 quarterly and a fee of $2,000 for each meeting of the full Board. Non-employee directors of the Company also receive $1,000 for each committee meeting attended, unless held the same day as a meeting of the full Board, and are reimbursed for all expenses relating to attendance at meetings. The Company paid aggregate fees of $171,500 to non-employee directors of the Company in connection with the Board of Directors' and committee meetings in 2001. The Company does not pay director fees to directors who also are employees of the Company. No member of the Board of Directors was paid compensation during 2001 for his service as a director of the Company other than pursuant to the standard compensation arrangement described above. Non-employee directors also receive annual stock option awards pursuant to the Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in April 1997.

      The Directors' Plan provides for the automatic grant to each non-employee director of an option to purchase 10,000 shares of Common Stock upon such person's initial election as a director. Options to purchase 10,000 shares of Common Stock were granted to Messrs. Harter, Kristinik and Porter in 1997, to Messrs. Transier and Myers in 1999 and to Mr. Bradburd in 2001 pursuant to the Directors' Plan. The Directors' Plan also provides for an automatic annual grant to each non-employee director of an option to purchase 5,000 shares of Common Stock at each annual meeting of stockholders unless the first annual meeting of stockholders following a person's initial election as a non-employee director is within three months of the date of such election. These options will have an exercise price per share equal to the fair market value of a share at the date of grant. Options granted under the Directors' Plan will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director, and options granted are immediately exercisable. In addition, the Directors' Plan permits non-employee directors to elect to receive, in lieu of cash, directors' fees, shares or credits representing "deferred shares" that may be settled at future dates, as elected by the director. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. During the pendency of the Chapter 11 Filing, option grants under the Directors' Plan are stayed.


                            PRINCIPAL STOCKHOLDERS

      The following table sets forth information as of MARCH 31, 2002 with respect to beneficial ownership of the Company's Common Stock by (i) each director and nominee for director, (ii) each executive officer, (iii) all executive officers and directors as a group, and (iv) each person known to the Company to beneficially own 5% or more of the outstanding shares of its Common Stock. The address of all such persons is c/o Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                                                      NUMBER OF SHARES
                                                                                         THAT MAY BE
                                                                                      ACQUIRED WITHIN 60
                                                               NUMBER OF SHARES        DAYS BY EXERCISE
                 BENEFICIAL OWNER                             BENEFICIALLY OWNED          OF OPTIONS         PERCENTAGE
                ------------------                            ------------------      ------------------     ----------
      Dimensional Fund Advisors, Inc. ..................          2,809,400                      0               7.7%
      1299 Ocean Ave., 11th Floor
      Santa Monica, CA 90401
      Toby L. Jeffreys(1) ..............................          2,478,347                      0               6.8%
      Zesiger Capital Group LLC ........................          1,891,000                      0               5.2%
      320 Park Ave., 30th Floor
      New York, NY 10022
      Arnold W. Bradburd (2) ...........................          1,757,814                  5,000               4.8%
      Steven S. Harter(3) ..............................          1,021,048                 30,000               2.9%
      Craig R. Doveala .................................            534,497                 56,000               1.6%
      Richard A. Singer ................................            520,573                 62,000               1.6%
      Lester G. Peterson ...............................            500,544                 53,000               1.5%
      J. Michael Kirksey(4) ............................            122,000                247,000               1.0%
      John A. Hageman(5) ...............................             74,480                113,000                 *
      Richard H. Kristinik .............................             20,000                 30,000                 *
      T. William Porter ................................             40,000                 30,000                 *
      Tommy E. Knight ..................................             10,000                 30,000                 *
      William L. Transier ..............................              5,000                 20,000                 *
      Franklin Myers ...................................                  0                 20,000                 *
      E.L. Thompson ....................................                  0                 14,000                 *
      All executive officers and directors as a
      group (13 persons) ...............................          4,605,956                710,000              14.6%
                                                                  =========              =========              ====

*Less than 1%.

(1) Includes 1,084,695 shares of Common Stock held by the Jeffreys Family Partnership, of which Mr. Toby L. Jeffreys is a general partner.
(2) Mr. Bradburd disclaims beneficial ownership of 5,000 shares held in a trust owed and managed by Mr. Bradburd's adult children.
(3) Mr. Harter disclaims beneficial ownership of 178,420 shares held in trust for Mr. Harter's minor children of which neither he nor his wife is a trustee.
(4) Includes 10,000 shares of Common Stock held by Mr. Kirksey's minor children of which he is a custodian.
(5) Includes 15,000 shares of Common Stock held by Mr. Hageman's minor children of which he is a custodian.

                              EXECUTIVE OFFICERS

      The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. Information concerning Mr. Kirksey is set forth above under "Election of Directors." Information concerning Messrs. Singer, Doveala, Peterson and Thompson is set forth below. Each executive officer named below was an executive officer of the Company at the time the Company filed a petition under the federal bankruptcy laws on November 14, 2001.

      Richard A. Singer, 55, became President and Chief Operating Officer of the Company in February 2001. Prior to that time, Mr. Singer served as Senior Vice President since July 1997. Since 1972, he served as Chief Executive Officer of one of the Company's original founding subsidiaries. Mr. Singer resigned his office in February 2002 but will remain an employee until September 30, 2002.

      Craig R. Doveala, 49, became a Senior Vice President of the Company in July 1997 and is responsible for the operations of the Company's Flat Rolled Group. Mr. Doveala was the CEO of one of the Company's original founding subsidiaries from 1997 to 2000 and was its President from 1990 to 1997.

      Lester G. Peterson, 60, became a Senior Vice President of Corporate Development of the Company in February 2002 and is responsible for management of on-going asset sales, facility rationalization, product strategy and trade relations. From February 2001 through February 2002, Mr. Peterson was responsible for the operations of the Company's Plates and Shapes Group. Since 1981, he served as President of one of the Company's original founding subsidiaries, and is a member of the Wisconsin Board of the Steel Service Center Institute.

      E.L. Thompson, 59, became a Senior Vice President of the Company in May 2001 and is responsible for the operations of the Company's Building Products Group. Since 1995, he served as President of Allmet Building Products, Inc., one of the Company's subsidiaries.


                      COMPENSATION OF EXECUTIVE OFFICERS

      The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the five other most highly compensated executive officers (the "Named Executive Officers") during each of the last three fiscal years ended December 31, 2001.

                                                        ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                               ------------------------------------    -------------------------
                                                                       OTHER ANNUAL     RESTRICTED     NUMBER OF       ALL OTHER
                                               SALARY       BONUS      COMPENSATION    STOCK AWARDS     OPTIONS       COMPENSATION
 NAME AND PRINCIPAL POSITION       YEAR         ($)          ($)           ($)             ($)          GRANTED          ($)(2)
 ---------------------------      ------      ---------    --------    ------------    ------------    ---------      -------------
J. Michael Kirksey...........      2001        345,533      37,500         ----            ----         150,000          5,478
     Chief Executive Officer       2000        303,000      37,500         ----            ----            ----          5,718
                                   1999        250,000      25,000         ----            ----         200,000          6,228

Richard A. Singer............      2001        230,418      67,500         ----            ----         100,000          2,313
     President and Chief           2000        257,500      67,594         ----            ----            ----         20,249
     Operating Officer (1)         1999        200,000      26,250         ----            ----            ----          5,051

E.L. Thompson................      2001        253,529        ----         ----            ----            ----          4,980
     Senior Vice President         2000        222,221       8,750         ----            ----            ----            480
                                   1999        208,704      26,250         ----            ----            ----            480

Craig R. Doveala.............      2001        280,697      58,842         ----            ----         100,000          8,438
     Senior Vice President         2000        244,346      46,875         ----            ----            ----           ----
                                   1999        165,000      94,500         ----            ----            ----           ----

Lester G. Peterson...........      2001        239,740        ----         ----            ----         100,000          5,100
     Senior Vice President         2000        213,546        ----         ----            ----            ----         11,790
                                   1999        230,250      33,863         ----            ----           7,500         11,485



(1) Resigned as President and Chief Operating Officer effective February 11,
    2002.

(2) Includes the sums of the values of (a) Company contributions to 401(k) plans of the Company and (b) premiums paid by the Company for term life insurance for the benefit of the insured. The amounts described in clauses (a) and (b) above for each of the Named Executive Officers on the 2001 line are set forth below:

                                                 (A)           (B)
                                                --------------------
               J. Michael Kirksey..........     4,413         1,065
               Richard A. Singer...........     2,313          ----
               E.L. Thompson...............     4,500           480
               Craig R. Doveala............     7,298         1,140
               Lester G. Peterson..........     5,100          ----



                                STOCK OPTIONS

  The following table reflects certain information regarding stock options granted to the Named Executive Officers during 2001.


INDIVIDUAL OPTION GRANTS IN 2001

                                               NUMBER OF
                                               SECURITIES        PERCENT OF TOTAL                                     PRESENT VALUE
                                           UNDERLYING OPTIONS   OPTIONS GRANTED TO    EXERCISE        EXPIRATION      AT GRANT DATE
NAME                                            GRANTED         EMPLOYEES IN 2001       PRICE            DATE              (1)
----                                       ------------------   ------------------    ----------      -----------     -------------
J. Michael Kirksey ....................         150,000               21.1%            $   3.60         2/8/2004         $   2.43
Richard A. Singer .....................         100,000                 14%            $   3.60         2/8/2004         $   2.43
E.L. Thompson .........................              --                 --                   --               --               --
Craig R. Doveala ......................         100,000                 14%            $   3.60         2/8/2004         $   2.43
Lester G. Peterson ....................         100,000                 14%            $   3.60         2/8/2004         $   2.43


(1) Computed using the Black-Scholes model, with the following assumptions: expected price volatility -- 62% risk free rate of return -- 5.21%, expected dividend yield -- 0%, and the expected life of the option was 7.5 years.

      The following table reflects certain information concerning the number of unexercised options held by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 2001. No options were exercised by the Named Executive Officers during the year ended December 31, 2001.

YEAR END 2001 OPTION VALUES

                                                                       NUMBER OF                      VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS                 "IN-THE-MONEY" OPTIONS
                                                                 AT DECEMBER 31, 2001               AT DECEMBER 31, 2001 (1)
                                                           ----------------------------------   -------------------------------
               NAME                                         EXERCISABLE        UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
              ------                                       -------------      ---------------   -------------   ---------------
J. Michael Kirksey .............................              172,000              298,000            0                0
Richard A. Singer ..............................               12,000              108,000            0                0
E.L. Thompson ..................................               14,000               21,000            0                0
Craig R. Doveala ...............................                6,000              104,000            0                0
Lester G. Peterson .............................                3,000              104,500            0                0


(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The exercise price of the options granted in 1997 to Mr. Kirksey (100,000) is $10.00 per share. The exercise price of the options granted in 1998 to Messrs. Kirksey (20,000), Singer, (20,000), and Doveala (10,000) is $14.75 per
      share. The exercise price of the options granted in 1999 to Messrs. Kirksey (200,000), Thompson (35,000) is $7.875 per share and to Mr. Peterson (7,500) is $12.625 per share. There were no options granted to the Named Executive Officers in 2000. The exercise price of the options granted in 2001 to Messrs. Kirksey, (150,000), Singer (100,000), Doveala (100,000) and Peterson (100,000) is $3.60 per share. As of December 31, 2001, the market price of the stock was $.06.


                            STOCK PERFORMANCE GRAPH

      The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Standard & Poors 500 Index, Standard & Poors Industrials and a peer group index comprised of Gibralter Steel Corp. (ROCK), Reliance Steel & Aluminum Co. (RS), Ryerson Tull, Inc. (RT), Shiloh Industries, Inc. (SHLO), Steel Technologies, Inc. (STTX) and Olympic Steel, Inc. (ZEUS)("Peer Group"). The cumulative total return computations set forth in the Performance Graph assumes the investment of $100 in the Company's Common Stock, the Standard & Poors 500 Index, the Standard & Poors Industrials on July 11, 1997 and the Peer Group. In November 2001, the Company's common stock began trading on the over the counter market under the ticker symbol "MUIN." The Company ceased trading on the NYSE on November 14, 2001.

                              [GRAPH]



                          METALS USA, INC.
                   STOCK PERFORMANCE GRAPH DATA


                        Metals USA           S & P 500         Peer Group
                           Data                Data               Data
     Date                  Point               Point              Point
     ----                  -----               -----              -----
   7/11/1997
   7/11/1997             100.0000             100.0000           100.0000
   9/30/1997             145.2941             103.3381            98.8445
  12/31/1997             143.5294             105.8636            91.2573
   3/31/1998             180.0000             120.1892           109.7770
   6/30/1998             162.3529             123.6898           105.3006
   9/30/1998             100.0000             110.9449            84.0902
  12/31/1998              91.7647             134.0959            74.4505
   3/31/1999              82.3529             140.3292            72.8830
   6/30/1999             120.0000             149.7480            94.4409
   9/30/1999              95.8824             139.9300            75.6060
  12/31/1999              80.0000             160.2795            77.9816
   3/31/2000              62.3529             163.4791            61.9748
   6/30/2000              44.1176             158.6813            51.4706
   9/30/2000              27.6471             156.7079            51.3575
  12/31/2000              26.4706             144.0285            49.5637
   3/31/2001              25.4118             126.5796            50.6222
   6/30/2001              19.7647             133.5668            60.0921
   9/30/2001              13.6471             113.5554            52.9493
  12/31/2001               0.7529             125.2433            55.1875
   3/31/2002               2.7294             125.1680            62.5081


          REPORT OF COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                           ON EXECUTIVE COMPENSATION

      The Compensation and Management Development Committee determines the amount and form of compensation and benefits payable to all executive officers, including the Named Executive Officers, and certain other management personnel. The Compensation and Management Development Committee currently consists of three members, none of whom is a current or former employee or officer of the Company except Mr. Harter. Mr. Harter served as President of the Company from July 3, 1996 to December 14, 1996, during which time the Company had no operations and for which he received no compensation.

      The Compensation and Management Development Committee executes and monitors an executive compensation structure designed to retain highly qualified executives and to motivate them to maximize stockholder returns. In order to reach this goal, the Named Executive Officers' compensation program has three components: base salary, bonus potential and stock-based incentives.

      In 1993, the Internal Revenue Service adopted Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Company's Chief Executive Officer and its four other highest paid executive officers. Certain performance-based compensation and certain other compensation that has been approved by stockholders is not subject to the deduction limit. The Company has qualified certain compensation paid to the executive officers for deductibility under Section 162(m), including compensation expenses related to options granted through 2001 pursuant to the Company's 1997 Long-Term Incentive Plan. To the extent that compensation payments to the applicable executive officers and compensation expense related to options subsequently granted to those individuals exceed the Section 162(m) limitations in any year, such expense would not be deductible. The Company may from time to time pay compensation to its executive officers that may not be deductible.

BASE SALARY

      At the time of the Company's initial public offering ("IPO") in 1997, the Company's executive compensation philosophy relied principally on enterprise value as the primary motivating factor for executive performance. Salaries were initially set at what the Company believes were levels below that customarily paid by companies of similar revenues and market capitalization. In 1999, a market study was directed by the Compensation and Management Development Committee resulting in executive base salaries being increased toward more current market rates and in connection with increased job responsibilities.

SHORT- TERM INCENTIVE COMPENSATION

      The Company's bonus program provides for cash awards based upon a specified percentage of the individual's base salary. Executive bonuses are dependent upon the extent to which corporate or product group performance goals were achieved. The objectives for the Chief Executive Officer and other corporate officers in 2001 were primarily related to the Company's overall profitability, improvements in cash flow and other corporate goals. The objectives for operating officers were primarily related to corporate and product group operating profits, improved inventory turns and safety performance. The actual awards paid during the year ended December 31, 2001 are shown in the "Compensation of Executive Officers" table under the column labeled "Bonus."

LONG-TERM INCENTIVE COMPENSATION

      In April 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan"). Pursuant to the Incentive Plan, in February 2001, the Compensation Committee approved grants of options covering 150,000 shares to Mr. Kirksey and 100,000 shares each to Messrs. Singer, Doveala and Peterson.

RETENTION PLAN

      In March 2002, the Compensation Committee and Board of Directors approved the Retention Plan for key employees. This plan was adopted because of the Board's concern for maintaining key employees while it reorganizes under Chapter

11 Bankruptcy. This Retention Plan is subject to approval by the Creditors Committee.

      This report is furnished by the Compensation Management Development Committee of the Board of Directors.

                                          Franklin Myers, Chairman
                                          Steven S. Harter
                                          T.  William Porter


                       REPORT FROM THE AUDIT COMMITTEE

      The following is the report of the Company's Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001. The information contained in this report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Metals USA, Inc. filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT

      The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT AUDITORS

      The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) including (1) methods used to account for any significant unusual transactions; (2) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating any particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (4) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

      The Committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Arthur Andersen LLP their independence from the Company.

ARTHUR ANDERSEN LLP FEES

      In addition to performing the audit of the Company's consolidated financial statements, Arthur Andersen LLP provided various other services during 2001. The aggregate fees billed for 2001 for each of the following categories of services are set forth below:

                Audit Services (1).........................   $ 602,500
                Financial Information Systems Design
                   and Implementation Services.............   $     -0-
                All Other Services (2).....................   $ 933,664

      (1) Represents arranged fees for the audit of the 2001 consolidated financial statements on Form 10-K and related 2001 Form 10-Q quarterly filings.
      (2) Includes (i) $778,108 for contract tax services and tax consultation and (ii) $155,556 for audit-related services relating to physical inventory observations in December 2000 and January 2001 which were performed at the request of Metals USA.

      The Audit Committee reviews summaries of the services provided by Arthur Andersen LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Arthur Andersen LLP.

APPOINTMENT OF INDEPENDENT AUDITORS FOR 2002

      In past years, the Audit Committee has recommended the appointment of independent auditors for the current year to the Board of Directors, which in turn has recommended ratification of such appointment by our stockholders. Arthur Andersen LLP has served as our independent auditor since 1997 and is familiar with Metals USA business affairs, financial controls and accounting procedures. This year, in light of the events surrounding Arthur Andersen LLP, the Audit Committee and management are performing additional due diligence. Accordingly, the stockholders are not being asked to ratify the appointment of independent auditors to audit the Company's financial statements for the year ending December 31, 2002. While we are continuing to work with Arthur Andersen LLP as our independent auditor for the financial statement review for the first quarter of 2002, the Audit Committee will continue to monitor the situation carefully, evaluate any further developments and gather additional information. The Audit Committee intends to make a recommendation to the Board with respect to the appointment of our independent auditors for the year ending December 31, 2002 in the near future.

      Representatives from Arthur Andersen LLP will be at the annual meeting to make a statement, if they choose, and to answer any appropriate questions you may have.

CONCLUSION

      Based on the review and discussions referred to above, the Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

      This report is furnished by the Audit Committee of the Board of Directors.

                                          William L. Transier, Chairman
                                          Steven S. Harter
                                          Richard H. Kristinik


                            EMPLOYMENT AGREEMENTS

      In July 1997, Mr. Kirksey entered into an employment agreement with a subsidiary of the Company upon consummation of the Company's IPO, providing for an initial annual base salary together with a performance bonus as determined annually by the Board. The employment agreement is for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. In the event of a termination of employment without cause, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement), if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. The employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment, or in the case of termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

      Each of Messrs. Doveala, Peterson and Singer entered into an employment agreement with a subsidiary of the Company following the acquisition of their companies in July, 1997, providing for an initial annual base salary together with a performance bonus to be determined annually by the Board. Each employment agreement is for a term of five years, and unless terminated or not renewed by the respective company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. In the event of a termination of employment without cause, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement), if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment, or in the case of termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

      Mr. Thompson entered into an employment agreement with a subsidiary of the Company following the acquisition of his company in October, 1999, providing for an initial annual base salary together with a performance bonus to be determined annually by the Board. The employment agreement is for a term of five years, and unless terminated or not renewed by the respective company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. In the event of a termination of employment without cause, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement), if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. The employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment, or in the case of termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES OF FACILITIES AND PERSONAL PROPERTY

      Metals USA Plates and Shapes Northeast, L.P. ("Plates and Shapes Northeast") leases the facilities located in Philadelphia, Pennsylvania and Baltimore, Maryland from Warehouse Real Estate Associates ("WREA")(reorganized as Warehouse Real Estate Associates, L.P.), a partnership controlled by Mr. Bradburd, a director of the Company and his wife. The leases were for an initial term of ten years (beginning July, 1999) and provide for a total annual rental of $234,000 during the initial five years, to be adjusted to an applicable current market rate during the second five years. At the conclusion of the initial lease term, Plates and Shapes Northeast has agreed to purchase the real estate from WREA at a price to be determined by averaging two or more independent appraisals. The Company believes that the rent to be paid under the leases does not exceed fair market value. Plates and Shapes Northeast leases property from Warehouse Real Estate Associates L.P. II in Ambridge, Pennsylvania at fair market value effective in 1998 for a period of ten years. At the conclusion of the lease term, Plates and Shapes Northeast is required to purchase the property at fair market value determined by two or more independent appraisals. However, Plates and Shapes Northeast/Metals may acquire the property after year eight at 90% of fair market value determined by two or more independent appraisals. Additionally, Plates and Shapes Northeast pays all utility, taxes and insurance costs on each of the leased premises.

      Metals USA Plates and Shapes Southeast, Inc. ("Plates and Shapes Southeast") leases two adjacent tracts of real property located in Wilmington, North Carolina from The Alper Company, a partnership of which Mr. Mark Alper, a former Vice President and Director of the Company, is a controlling person. The lease on one tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $40,000. The rent will be adjusted every five years in accordance with the Consumer Price Index ("CPI"). At the conclusion of the tenth year of the lease, Plates and Shapes Southeast has the option to purchase the real property from The Alper Company for an amount equal to the average of three independent appraisals. If Plates and Shapes Southeast does not exercise its option, the annual rental will be adjusted to reflect a ten year amortization of the fair market value of the property. The lease on the other tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $137,200. The rent will be adjusted every five years in accordance with the CPI. Plates and Shapes Southeast will pay for all utilities, taxes and insurance on the leased properties. The Company believes that the rent for the properties does not exceed fair market value.

      Metals USA Plates and Shapes Southcentral, Inc. leases certain real property located in Enid, Oklahoma from Garfield Development, LLC, an entity owned in part by Mr. Singer, a former President, Chief Operating Officer and Director of the Company. The lease for the real property has a ten-year term and provides for an annual rental of $115,000. The rent rate will be adjusted every five years in accordance with the CPI. The Company believes that the rent for the property does not exceed fair market value.

      Metals USA Plates and Shapes Northcentral, Inc. ("Plates and Shapes Northcentral") leases certain real property located in Milwaukee, Wisconsin from PP&W, L.L.C., an entity owned in part by Mr. Peterson, Senior Vice President of the Company. The lease for the rental property expires on December 31, 2011, and provides for an annual rental of $504,540. The rent will be adjusted every five years in accordance with the CPI. Additionally, Plates and Shapes Northcentral pays for all utilities, taxes and insurance on the leased premises. The Company believes that the rent for the property does not exceed fair market value.

COMPANY POLICY

      All transactions with directors, officers, employees or affiliates of the Company or its subsidiaries are anticipated to be minimal, and must be approved in advance by a majority of disinterested members of the Board of Directors.


         COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

      In 2001, the members of the Compensation and Management Development Committee were Messrs. Porter, Harter and Knight. Mr. Knight resigned effective October 22, 2001.

      Mr. Harter served as president of the Company during 1996, and he is the President of Notre II and a director of the Company. In connection with the formation of the Company, the Company issued to Notre II a total of 3,367,914 shares of Common Stock for aggregate consideration of $35,375. Prior to the consummation of the IPO, Notre II advanced to the Company $1,310,000 to enable the Company to effect the Mergers and the IPO. All of Notre II's advances were repaid from the net proceeds of the IPO. Subsequent to the IPO, Notre II distributed its shares to its investors.


           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

      Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2001, the Company believes that all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 2001.

                                ANNUAL REPORTS

      The Company's Annual Report to stockholders accompanies this Proxy Statement. The Company filed its Annual Report on Form 10-K for the year ended December 31, 2001 with the Securities and Exchange Commission on or about April 15, 2002. A copy of the Form 10-K, including any financial statements and schedules and a list describing any exhibits not contained therein, accompanies this Proxy Statement and a copy may also be obtained without charge to any stockholder. Written requests for copies of the report should be directed to John A. Hageman, Secretary, Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056.


               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 20, 2003, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

      The Company's Bylaws establish procedures, including advance notice procedures, with regard to the nomination other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before meetings of stockholders of the Company. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.


                                 OTHER MATTERS

      The Board of Directors knows of no matters that are expected to be presented at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

      The prompt return of your enclosed proxy will be appreciated. Therefore, whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it in the enclosed postage paid envelope.


                                          By Order of the Board of Directors

                                          /s/ JOHN A. HAGEMAN
                                          John A. Hageman
                                          Secretary

Houston, Texas
April 22, 2002

                                  APPENDIX A

                               METALS USA, INC.

                           AUDIT COMMITTEE CHARTER

      WHEREAS, the Board of Directors of Metals USA, Inc. (the "Company") has constituted and established a standing committee designated the Audit Committee ("Committee"), and

      WHEREAS, it is the intent of the Board in recognition of its fiduciary responsibilities to reaffirm and ratify the duties and responsibilities of the Committee,

      THEREFORE, BE IT RESOLVED THAT, the Board of Directors hereby reaffirms the composition, authority, responsibility, and specific duties of the Committee.

COMPOSITION:

      The Committee shall be composed of at least three Directors who are independent of management. In this context, INDEPENDENT is defined to mean individuals that are not employed by or beholden to Company management and are free from any relationships that would interfere with the exercise of independent judgment as a committee member. At least one member of the Committee shall have a background in finance, financial accounting and reporting, or auditing. One of the members of the Committee shall be appointed Committee Chairman by the Chairman of the Board of Directors. Appointments of members and Committee Chairman shall be made at the Board Meeting following the annual Shareholders Meeting.

AUTHORITY:

      The Committee is granted the authority to perform each of the duties of the Committee as set forth in the Bylaws and as listed under "Specific Duties" in this Charter, and upon direction of the Board of Directors to investigate any activity of the Company. In addition, the Chairman of the Board may, from time to time, direct specific assignments to the Committee. Management, employees and consultants of the Company are directed to cooperate fully with any request for information or assistance made by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities. The Committee is required to notify the Board of Directors of any intent to retain consultants and must have Board approval before entering into any consulting agreement on behalf of the Company.

RESPONSIBILITY

      The Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary oversight responsibilities as to the Company's financial reporting, internal controls and both internal and external audit processes. It is the Board's agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to shareholders. The Committee is the focal point for communication between the Board, the independent auditors, internal auditors and management as their duties relate to financial accounting, reporting and controls.

MEETINGS:

      The Committee will hold as many regularly scheduled meetings each year and as many additional special meetings as necessary to complete their assigned duties. It is expected that during the Company's formative period, regularly scheduled Committee meetings are to be held to review quarterly financial results and to review the quarterly reports prior to their publication.

ATTENDANCE:

      All members of the Committee are expected to be present at all meetings. Any independent directors may attend any Committee meeting. Additionally, the Chief Executive, Chief Operating, Chief Financial, and Chief Accounting Officers of the Company and the Company's Internal Auditor may be invited to attend any Committee meeting. The Committee Chairman may request that other members of management, Directors, or representatives of the independent accountants be present.

MINUTES:

      Minutes of each meeting will be prepared by the Committee, reviewed by the Secretary of the Company, approved by the Committee, and distributed to all members of the Board of Directors. The permanent file of the minutes will be maintained by the Secretary of the Company.

SPECIFIC DUTIES:

      The Committee will: (i) help set or influence the "tone at the top" for quality financial reporting and a sound system of internal controls, (ii) oversee management's implementation of an internal audit function and understand the internal and external auditors' processes of assessing risks when establishing their audit plans, (iii) review and understand the scope of the external audit, the overall audit approach and the key audit risk considerations, and (iv) review and approve the internal auditors' plan, subsequent changes therein and the key audit and business risk considerations. Specifically, the Committee will address the following:

      Internal Controls - Committee will review and assess:

      o The effectiveness of, or weakness in, the Company's internal control structure;

      o The Company's process for assessing the risk of material misstatement of its financial statements;

      o The extent to which internal and external auditors' work can be relied upon to detect control weakness or fraud; and

      o Significant control deficiencies reported by the internal and external auditors.

      Financial Matters- The Committee will review, understand and assess:

      o The Company's ability to identify, assess and source the risk of material financial statement errors and noncompliance with laws and regulations;

      o The accounting principles used, including the appropriateness and advisability of any related changes;

      o Significant financial variations in the Company's statement of financial position or results of operations with respect to the prior year and the current period budget;

      o Significant accounting and reporting issues and underlying judgment calls made by management;

      o The nature and substance of significant accruals, reserves and other estimates made by management;

      o     Disclosures in year end and interim financial statements;

      o     The specifics of any unrecorded audit adjustments, if any;

      o The adequacy of disclosure with respect to management's discussion and analysis of operations contained in filings with the Securities and Exchange Commission and their consistency with the applicable financial statements; and

      o The nature and substance of any disagreements between management and either the internal or external auditors with respect to financial accounting or reporting matters.

      o The adequacy of insurance programs and other risk management matters.

      Regulatory, Legal, Tax and Business Practices/Ethics Matters - The Committee will:

      o Review and understand the significant income tax issues and other tax matters and management's assessment of related tax reserves. Additionally, where it is within its oversight responsibilities, the Committee will:

            - Monitor the Company's process for compliance with laws and regulations;

            -     Monitor the Company's compliance process for ethical conduct;
                  and

            - Review and assess policies and procedures for an independent and regular review of officer expense reports and perquisites.

      o Review important internal and external auditors' findings and recommendations, and evaluate the adequacy of management's action steps with respect to such findings.

RELATIONSHIPS WITH MANAGEMENT, INTERNAL AND EXTERNAL AUDITORS:

      The Committee will communicate its expectations to both internal and external auditors and assess the internal and external auditors' performance versus the Committee's expectations.

      The Committee will understand and assess any auditor scope limitations and/or lack of cooperation by management.

      The Committee will meet separately, in private sessions, with the internal auditor and appropriate representatives of the external auditors.

      The Committee will review and assess the independence/objectivity of external auditors and the objectivity of internal auditors.

      The Committee will make recommendation to the Board of Directors as to the selection of external auditors, request the Board's approval for such appointment, and request the Board seek ratification by the shareholders of the Board's selection of external auditors.

      The Committee will hire or engage the internal auditor and will review and approve the internal audit charter.

      The Committee will periodically review and assess the coordination of effort between internal and external auditors.

      The Committee will review and assess the reasonableness of the external auditors' fees for the minimum audit procedures necessary to ensure a comprehensive and complete audit, together with the reasonableness of fees attributable to any additional audit work as may be requested by the Committee or Management.

      The Committee will make appropriate recommendations to the Board of Directors and/or management as necessary to ensure the integrity and adequacy of: the Company's financial reports; financial, accounting and operating controls; audit and compliance processes and as otherwise necessary to fulfill the Committee's responsibilities.

REPORTS:

      At each meeting of the Board of Directors, the Committee Chairman shall present an oral report of activities and the status of any ongoing studies or investigations.

      Annually, the Committee shall review its own charter and report the results of that review and make recommendations to the Board of Directors.

                                METALS USA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

            SOLICITED BY THE BOARD OF DIRECTORS OF METALS USA, INC.

            The undersigned hereby appoints J. Michael Kirksey and Terry L.
    P       Freeman, and each of them individu-ally, as proxies with full power
    R       of substitution, to vote all shares of Common Stock of Metals USA,
    O       Inc. that the undersigned is entitled to vote at the Annual Meeting
    X       of Stockholders thereof to be held on May 22, 2002, or at any
    Y       adjournment or postponement thereof, as follows:

            Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.





                                                         -------------
                                                          SEE REVERSE
                                                             SIDE
                                                         -------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

        Please mark your
  [X]   votes as in this
        example.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

------------------------------------------------------------------------------------------------------------------------------------
                       FOR      WITHHELD      NOMINEES:
1. Election of                                01. Arnold W. Bradburd, and                    Please check the following
Directors.             [  ]       [  ]        02. Richard H. Kristinik to hold               box if you plan to attend
                                                  office until the 2005 Annual               the Annual Meeting of         [  ]
                                                  Meeting and until their successors         Stockholders in person.
                                                  are elected and qualified


INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided here.

________________________________

------------------------------------------------------------------------------------------------------------------------------------

                                    YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR
                                    TO A VOTE THEREON.

                                    Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles. Please complete, sign and promptly mail this proxy in the enclosed envelope.




                               -------------------------------------------------


                               -------------------------------------------------
                                SIGNATURE (S)                          DATE




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE





             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
       QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAY A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, please follow these easy steps:

                        --------------------------------------------------------
TO VOTE BY PHONE        Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a
                        touch tone telephone. Shareholders residing outside the United States, Canada and Puerto Rico should call
                        1-201-536-8073. Telephone voting will be available until 8:00 a.m., Eastern time, the morning of the Annual
                        Meeting.

                        Use the Control Number located in the box above, just below the perforation. Enter the Control Number and pound signs (#) exactly as they appear.

                        Follow the recorded instructions.
                        --------------------------------------------------------


                        --------------------------------------------------------
TO VOTE BY INTERNET     Log onto http://www.eproxyvote.com/mui which will be
                        available until mid-night, Eastern time, on May 22, 2002.

                        Follow the instructions on the screen.

                        You can also elect to receive future shareholder materials electronically at this web site. Simply log onto: http://www.eproxyvote.com/mui and follow the instructions on the screen to receive these materials electronically.
                        --------------------------------------------------------

                        THANK YOU FOR VOTING!